UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

IDEAYA Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38915	47-4268251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5000 Shoreline Court, Suite 300

South San Francisco, California 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 443-6209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IDYA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On June 1, 2026, IDEAYA Biosciences, Inc. (the “Company”) presented an investor presentation in connection with the 2026 American Society of Clinical Oncology (“ASCO”) Annual Meeting. A copy of the presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

IDEAYA Biosciences and Servier Provide Complete Data from Phase 2/3 Registrational OptimUM-02 Trial of the Darovasertib Combination in First Line HLA*A2:01 Negative Metastatic Uveal Melanoma in a Late-Breaking Oral Presentation at ASCO

On June 1, 2026, the Company and Les Laboratoires Servier (“Servier”) presented complete data from the primary analysis of their registrational Phase 2/3 OptimUM-02 trial of darovasertib in combination with crizotinib (“darovasertib combination”) in first line (“1L”) HLA*A2:01 negative metastatic uveal melanoma (“mUM”) at ASCO. The data were provided in a late-breaking oral presentation by Dr. Marlana Orloff, M.D., Professor of Medical Oncology at Thomas Jefferson University Hospital and lead investigator on the trial.

OptimUM-02 is a global, registrational Phase 2/3 trial evaluating a total of 313 patients with 1L HLA*A2:01 negative mUM, randomized 2:1 to the darovasertib combination or an investigator’s choice of therapy (“ICT”) arm reflective of real-world clinical practice that included ipilimumab plus nivolumab or pembrolizumab. The primary endpoint to support accelerated approval is median progression-free survival (“PFS”) as assessed by blinded independent central review (“BICR”). Secondary endpoints include safety and investigator assessed PFS, overall response rate (“ORR”), disease control rate (“DCR”) and duration of response. Data presented at ASCO were as of a cutoff date of January 23, 2026 and included additional detail on baseline characteristics as well as safety, secondary endpoints and median PFS across patient subgroups.

Key Findings from OptimUM-02

•	Primary endpoint (Phase 2 portion): progression free survival by BICR

•

The trial met the primary endpoint, with patients treated with the darovasertib combination demonstrating a statistically significant improvement in median PFS of 6.9 months versus 3.1 months in the ICT arm by BICR (HR: 0.42; 95% CI: 0.30, 0.59; p-value: <0.0001).

•

Patients treated with the darovasertib combination also had a statistically significant improvement in median PFS of 6.7 months versus 2.7 months for ICT by investigator assessment (HR: 0.36; 95% CI: 0.26, 0.50, p-value: <0.0001).

•	Notably, the darovasertib combination reduced the risk of disease progression by 58% and 64% as assessed by BICR and investigator assessment, respectively.

•

Treatment with the darovasertib combination demonstrated a consistent and meaningful improvement in median PFS relative to the ICT arm across a broad range of patient subgroups, including age and gender, type of immune therapy used in ICT, LDH stratification, ECOG status and site of metastasis.

•	Secondary endpoints: ORR, DCR, duration of response

•

Patients treated with the darovasertib combination had an ORR of 37.1% (78/210) and 39.5% (83/210) as assessed by BICR and investigator, respectively, compared to 5.8% (6/103) and 1.9% (2/103) in the ICT arm (p-value: <0.0001).

•

The darovasertib combination led to a disease control rate of 73.3% (154/210) and 74.3% (156/210) by BICR and investigator assessment, respectively, compared to 31.1% (32/103) and 27.2% (28/103) in the ICT control arm.

•

The median duration of response was 6.8 months (95% CI: 5.5, 11.3) by BICR and 6.8 months (95% CI: 4.8, 9.7) by investigator assessment based on a median follow-up time of 7.4 months as of the cutoff date.

•	Overall survival (Primary endpoint of the Phase 3 portion)

•

As noted in the topline results, data on overall survival (“OS”) was still immature as of the cutoff date, however, there was an early trend in OS improvement in the darovasertib combination arm relative to the ICT arm.

•

The Company will provide the next OS update as part of the pre-specified interim analysis. Overall survival data, when available, will be used to support a potential full approval in the United States and globally.

•	Safety

•	The darovasertib combination was generally well-tolerated with a manageable safety profile consistent with previous results and known side-effects of each agent alone.

•	Median relative dose intensities of darovasertib and crizotinib were 91.0% and 77.1%, respectively, compared to 100% for the ICT arm.

•	Grade 3/4 treatment-related adverse events (“TRAEs”) occurred in 40.6% (97/239) of patients in the darovasertib combination arm compared to 37.0% (37/100) of patients in the ICT control arm.

•	Treatment-related serious adverse events were 9.2% (22/239) and 25.0% (25/100) in the darovasertib combination and ICT arms, respectively.

•	Low discontinuation rate due to TRAEs for darovasertib (2.5%) and crizotinib (10.0%) relative to ICT (19.0%).

•

The most common Grade 3/4 TRAEs included diarrhea (10.0%), syncope (7.1%) and hypotension (3.8%) in the darovasertib combination arm compared to elevated liver enzymes (ALT, 7.0% / AST, 7.0%), diarrhea (6.0%), hepatitis (5.0%) and colitis (4.0%) in the ICT control arm.

In April 2026, the Company announced the U.S. Food and Drug Administration (“FDA”) has agreed to review its new drug application (“NDA”) for darovasertib in combination with crizotinib under the Oncology Center of Excellence Real-Time Oncology Review program. This program allows applicants to pre-submit components of their NDA to allow the FDA to review clinical trial data before the complete filing is submitted and aims to provide a more efficient review process to ensure safe and effective treatments are available to patients as early as possible. The Company completed its first pre-submission in May and expects to complete the NDA filing in the second half of 2026.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	ASCO Presentation, dated June 1, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding: (i) the potential therapeutic benefit, safety, tolerability and clinical activity of darovasertib in combination with crizotinib; (ii) the potential significance and implications of data from the Phase 2/3 registrational OptimUM-02 trial; (iii) expectations regarding overall survival analyses and timing of interim data updates; (iv) the Company’s plans and expectations regarding regulatory submissions, including the timing and completion of the NDA submission under the FDA’s Real-Time Oncology Review program; (v) the potential for accelerated approval and/or full approval of darovasertib in combination with crizotinib in the United States and globally; and (vi) the Company’s strategy, business plans and objectives. Such forward-looking statements are based on the Company’s current expectations, estimates, assumptions, and beliefs regarding future events and are subject to substantial risks and uncertainties that could cause actual results, outcomes or events to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others: risks related to the discovery, development and regulatory approval of drug candidates; risks related to the timing, progress and results of clinical trials, including uncertainties regarding enrollment, safety, efficacy and durability of response; risks that clinical trial results may not be replicated in future studies or support regulatory approval; risks related to regulatory interactions, submissions and decisions, including the timing and outcome of NDA review processes; risks related to manufacturing and supply; risks related to competition and changes in the standard of care; the timing and success of commercialization efforts; the outcome of collaborations and licensing arrangements; the Company’s dependence on third parties; and risks related to the Company’s ability to obtain, maintain, protect and enforce intellectual property rights for its product candidates. All forward-looking statements are made as of the date hereof, and the Company undertakes no obligation to update any forward-looking statements to reflect new information, future events, or otherwise, except as required by law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the Company’s Annual Report on Form 10-K dated February 17, 2026, the Company’s Quarterly Report on Form 10-Q dated May 5, 2026, and any subsequently filed current and periodic reports filed or furnished with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEAYA BIOSCIENCES, INC.

Date: June 1, 2026	By:	/s/ Yujiro Hata
Yujiro Hata
President and Chief Executive Officer